UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	001-31470	33-0430755
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Milam, Suite 3100 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Public Offering of 6 1/8% Senior Notes due 2019

Underwriting Agreement

On April 24, 2012, Plains Exploration & Production Company (“PXP”) and certain of its subsidiaries entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters, relating to the public offering of $750,000,000 in aggregate principal amount of its 6 1/8% Senior Notes due 2019 (the “Notes”). The offering was made pursuant to PXP’s shelf registration statement on Form S-3 (File No. 333-165263), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 5, 2010.

The Underwriting Agreement contains customary representations, warranties and agreements by PXP, and customary conditions to closing, indemnification obligations of PXP and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Notes and Supplemental Indenture

On April 27, 2012, PXP completed the public offering of the Notes. PXP intends to use the net proceeds from the offering of approximately $737.5 million, after deducting the underwriting discount and estimated offering expenses, to repay amounts outstanding under PXP’s senior revolving credit facility and for general corporate purposes, including the redemption described in Item 7.01 below of $76.9 million aggregate principal amount of PXP’s 7% senior notes due 2017 (the “2017 Notes”) that remain outstanding.

The terms of the Notes are governed by an Indenture dated as of March 13, 2007, between PXP and Wells Fargo Bank, N.A, as trustee (the “Trustee”), as supplemented by the Fourteenth Supplemental Indenture dated as of April 27, 2012 (the “Supplemental Indenture”), by and among PXP, the guarantors listed therein and the Trustee.

The Supplemental Indenture, including the form of the Notes, is filed herewith as Exhibit 4.1 and incorporated by reference herein.

Relationships

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 7.01	Regulation FD Disclosure

On April 27, 2012, PXP called for redemption of all $76.9 million of its outstanding 2017 Notes. The redemption date for the 2017 Notes is May 29, 2012, and holders will receive a redemption price of 103.5% of the principal amount of the 2017 Notes, plus accrued and unpaid interest up to, but not including, the redemption date.

The information contained in this report shall not constitute a notice of redemption of the 2017 Notes. The redemption is being made solely pursuant to a formal notice of redemption dated April 27, 2012, which is being delivered to the holders of the 2017 Notes

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the SEC or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 24, 2012, by and among PXP, the guarantors parties thereto and the underwriters parties thereto.

4.1	Fourteenth Supplemental Indenture, dated as of April 27, 2012, to the Indenture, dated as of March 13, 2007, among PXP, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., as trustee (including form of the Notes).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY
Date: April 27, 2012

/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller & Chief Accounting
Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 24, 2012, by and among PXP, the guarantors parties thereto and the underwriters parties thereto.

4.1	Fourteenth Supplemental Indenture, dated as of April 27, 2012, to the Indenture, dated as of March 13, 2007, among PXP, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., as trustee (including form of the Notes).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).